EXHIBIT 23.1

             [Letterhead of Singer Lewak Greenbaum & Goldstein LLP]

            Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of BHC, Inc. on Amendment No. 10 of Form SB-2 (No. 333-104213) of our report, dated March 2, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/Singer  Lewak  Greenbaum  &  Goldstein  LLP

Los  Angeles,  California
January 20, 2005


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